SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NASTECH PHARMACEUTICAL COMPANY INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NASTECH PHARMACEUTICAL COMPANY INC.

3450 Monte Villa Parkway
Bothell, Washington 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 11, 2003 AT 10:00 A.M. (Eastern Time)

TO THE STOCKHOLDERS OF NASTECH PHARMACEUTICAL COMPANY INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NASTECH PHARMACEUTICAL COMPANY INC. (the “Company”) will be held on Wednesday, June 11, 10:00 AM Eastern Time, at The New York Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 to consider and vote on the following proposals:

1. To elect seven (7) directors, each to hold office for a term of one (1) year or until their respective successors shall have been duly elected or appointed;

2. To ratify the appointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2003; and

3. To transact such other business as may properly come before the meeting.

      Only holders of shares of Common Stock of record on the Company’s books at the close of business on April 23, 2003 are entitled to notice of and to vote at the meeting. All such stockholders are requested to be represented at the meeting either in person or by proxy.

      ALL STOCKHOLDERS WHO CANNOT ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, DATE AND EXECUTE THEIR PROXIES AND RETURN THEM TO THE COMPANY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors,

GREGORY L. WEAVER
Secretary

May 9, 2003

Bothell, Washington

NASTECH PHARMACEUTICAL COMPANY INC.

3450 Monte Villa Parkway
Bothell, Washington 98021

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS
To be held June 11, 2003

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NASTECH PHARMACEUTICAL COMPANY INC., a Delaware Corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on June 11, 2003 and at any postponements or adjournments thereof. This Proxy Statement, a proxy card and the Company’s Annual Report, which includes financial statements for the fiscal year ended December 31, 2002, are being mailed to stockholders on or about May 9, 2003. Although the Annual Report and this Proxy Statement are being mailed together, the Annual Report is not part of this Proxy Statement.

      The cost of soliciting proxies will be borne by the Company. The Company may also agree to pay banks, brokers, nominees and other intermediaries their reasonable charges and expenses incurred in forwarding the proxy materials to the beneficial owners of Common Stock. Proxies may also be solicited by certain of the Company’s directors, officers or employees, without additional compensation, personally or by telephone.

Quorum and Voting Rights

      Shares of Common Stock, of which 10,233,864 shares were outstanding as of April 23, 2003, are the only voting securities of the Company. Only holders of record of shares of Common Stock outstanding at such time will be entitled to notice of and to vote at the Annual Meeting. The presence at the Annual Meeting of at least a majority of such shares, either in person or by proxy, will constitute a quorum for the transaction of business. Broker non-votes and shares held by persons abstaining from voting will be counted in determining whether a quorum is present.

      There are two proposals of the Board of Directors scheduled to be considered at the meeting: (1) the election of directors to the Board of Directors, and (2) the ratification of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2003. The Company does not currently anticipate that any other matters will be considered at the meeting.

      On each matter properly presented for consideration at the meeting, stockholders will be entitled to one vote for each share of Common Stock held. Stockholders do not have the right to cumulate their votes in the election of directors. For the election of directors, the nominees who receive the greatest number of votes from shares present and entitled to vote at the meeting will be elected. For the ratification of KPMG LLP as the Company’s independent auditors, the affirmative vote of a majority of the shares present at the meeting and entitled to vote is required.

      A form of proxy is enclosed for use at the meeting. The delivery of a proxy by a stockholder will not affect the stockholder’s right to vote that stockholder’s shares if the stockholder attends the meeting and desires to vote in person. A proxy may be revoked at any time prior to the voting thereof by signing and submitting a new proxy with a later date to the Secretary of the Company, delivering written notice of revocation to the Secretary of the Company prior to the commencement of stockholder voting at the meeting, or by personally attending and voting at the meeting. Attending the meeting will not revoke the proxy unless specifically requested.

      All shares represented by effective proxies on the enclosed form received by the Company will be voted at the meeting or any adjourned session thereof in accordance with the terms of the proxies. In the election of directors, each stockholder may vote “FOR” the nominees or “WITHHOLD” authority to vote for the nominees. For ratification of the Company’s independent auditors, each stockholder may vote “FOR” or “AGAINST” the ratification or “ABSTAIN” from voting. If no direction is indicated, all shares will be counted as voting “FOR” the nominees and the ratification of the independent auditors. Proxies marked “WITHHOLD” or “ABSTAIN” will have the same effect as a vote against the proposal. Broker non-votes will not be counted as voting for or against the nominees or the ratification, and will have no effect on the voting.

      If any other matters are properly presented for consideration at the meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment.

BENEFICIAL OWNERSHIP OF SECURITIES AND VOTING RIGHTS

      The following table sets forth, as of March 31, 2003, certain information regarding the beneficial ownership of common stock of the Company as to (i) persons known to the Company who may be deemed to be beneficial owners of more than five percent of the outstanding shares of the Company’s common stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table in section entitled “Executive Compensation” below, and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, the address of each of the persons named below is c/o Nastech Pharmaceutical Company Inc., 3450 Monte Villa Parkway, Bothell, Washington 98021.

		Percentage of
	Amount and Nature	Outstanding
	of Beneficial	Shares
Name of Beneficial Owner	Ownership(1)	Owned

SAFECO Corporation(2)	1,584,500	15.5%
SAFECO Plaza
Seattle, Washington 98185
Dr. Steven C. Quay(3)	1,393,941	12.8%
J. Carter Beese, Jr.	—	*
Grant W. Denison, Jr.(4)	55,000	*
Dr. Ian Ferrier	—	*
Alvin Katz(5)	156,000	1.5%
John V. Pollock(6)	83,333	*
Bruce R. Thaw(7)	213,041	2.1%
Devin N. Wenig(8)	435,253	4.2%
Gregory L. Weaver(9)	42,666	*
Dilip Worah(10)	26,667	*
David Wormuth(11)	51,668	*
All Officers and Directors as a Group (12 persons)(12)	2,457,569	21.2%

*	Represents less than 1% of the outstanding shares of the Company’s Common Stock.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days of March 31, 2003 are deemed outstanding, but are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Unless otherwise indicated in the footnotes below, the Company believes, based on information provided by such persons, that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Shares are owned beneficially by registered investment companies for which a subsidiary of SAFECO Corporation serves as an advisor. SAFECO Corporation disclaims beneficial ownership of the shares. Information regarding the beneficial ownership of shares by SAFECO Corporation is based upon the Schedule 13G filed by SAFECO Corporation with the Securities and Exchange Commission on February 13, 2003.

(3)	Includes 721,147 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of March 31, 2003. Also includes 593,940 shares held by K-Quay Enterprises LLC, of which Dr. Quay is the President.

(4)	Represents 55,000 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of March 31, 2003. Mr. Denison is not standing for re-election at the Annual Meeting.

(5)	Includes 70,000 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of March 31, 2003. Also includes 40,000 shares held by Mr. Katz’ spouse.

(6)	Includes 80,000 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of March 31, 2003.

(7)	Includes 135,000 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of March 31, 2003.

(8)	Includes 185,000 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of March 31, 2003. Also includes 166 shares held by Mr. Wenig’s spouse.

(9)	Includes 41,666 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of March 31, 2003.

(10)	Represents 26,667 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of March 31, 2003. Mr. Worah resigned from the Company effective March 31, 2003.

(11)	Represents 51,668 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of March 31, 2003.

(12)	Includes 1,366,148 shares issuable pursuant to outstanding stock options which may be exercised within 60 days of March 31, 2003.

NOMINATION AND ELECTION OF DIRECTORS

General

      At the Annual Meeting, seven directors are to be elected by the holders of the Common Stock to serve until the 2004 Annual Meeting, or until their earlier retirement, resignation, removal or election of successors. The names of the nominees for election at the Annual Meeting, and certain information concerning the nominees is set forth below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these nominees. If at the time of the Annual Meeting, a nominee is unable or unwilling to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Nominating Committee. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

Nominees

      The following information is submitted concerning the nominees for election as directors based upon information received by the Company from such persons:

Name	Age	Position	Director Since

Dr. Steven C. Quay	52	President, Chief Executive Officer and Chairman	2000
J. Carter Beese, Jr.	46	Director	—
Dr. Ian R. Ferrier	60	Director	1995
Alvin Katz	73	Director	1993
John V. Pollock	64	Director	1993
Bruce R. Thaw	50	Director	1991
Devin N. Wenig	36	Director	1991

      Dr. Steven C. Quay. Dr. Quay has been employed by the Company since August 2000 as the Company’s Chairman of the Board, President and Chief Executive Officer. In 1999, Dr. Quay founded and was Chairman, President and CEO of Atossa Healthcare, Inc., which focused on the development of a proprietary platform of diagnostics and treatments related to breast cancer risk assessment and therapeutics and other women’s health care products. Atossa was acquired by the Company in August 2000. In 1991, Dr. Quay founded SONUS Pharmaceuticals, Inc., a company engaged in the research and development of drug delivery systems and oxygen delivery products based on its emulsion and surfactant technology, where he served as Chief Executive Officer, President and a director until June 1999. In 1984, Dr. Quay founded Salutar, Inc. to develop contrast agents for magnetic resonance imaging. Two pharmaceuticals, OmniScan® and TeslaScan®, were invented by Dr. Quay at Salutar and are now FDA-approved for sale in the United States and other countries. Dr. Quay has authored more than 100 papers in diagnostic imaging, oncology and biochemistry and has received 40 US patents. Dr. Quay is a member of numerous professional societies, including the American Medical Association, the American Society for Biochemistry and Molecular biology, the Society of Magnetic Resonance in Medicine, the American Society for Echocardiology, and the American Institute for Ultrasound Medicine. Dr. Quay graduated from the University of Michigan Medical School, where he received an M.D., M.A. and Ph.D. in Biological Chemistry in 1974 and 1975, respectively. Dr. Quay did post-graduate work in the chemistry department at the Massachusetts Institute of Technology, and received his residency training at the Massachusetts General Hospital, Harvard Medical School. From 1980 to 1986 he was a faculty member at Stanford University School of Medicine.

      J. Carter Beese, Jr. Mr. Beese is President of Riggs Capital Partners, a venture fund. Prior to joining Riggs in 1998, Mr. Beese was Vice Chairman of the Global Banking Group of Bankers Trust Alex. Brown from 1997 to 1998, Chairman of Alex. Brown International from 1996 to 1997, and Vice Chairman of Alex. Brown International from 1994 to 1996. From 1992 to 1994, Mr. Beese was a Commissioner of the U.S. Securities and Exchange Commission. Prior to that, he served as a Director of the Overseas Private Investment Corporation from 1990 to 1992. He is a director of Aether Systems, Inc., a provider of wireless data products and services, Chinadotcom Corporation, a provider of e-business solutions, Metastorm, Inc., a provider of business process management software, and Riggs National Corporation, a bank holding company.

      Dr. Ian R. Ferrier. Dr. Ferrier was appointed to the Company’s Board of Directors in January 1995. Dr. Ferrier is the founder, President and Chief Executive Officer of Bogart Delafield Ferrier Inc., and has served in such capacity since its inception in 1982. Trained in medicine and pharmacology, Dr. Ferrier has managed and directed pharmaceutical programs and guided the growth of several multinational companies. He has served on the Board of Directors of a number of health care and biotechnical firms, as well as serving as consultant to many of the world’s major pharmaceutical companies. From 1982 to 1987, Dr. Ferrier served as President of McCann Healthcare Inc. From 1982 to 1983, Dr. Ferrier served as Chairman of The Covington Group of Companies, in 1982 as Executive Vice President of TechAmerica Group and from 1979 to 1982, as Vice President of Kalipharma Inc. From 1975 to 1979, Dr. Ferrier served as Chief Executive Officer of the Monadnock Medical Center. Dr. Ferrier received a BSc in Pharmacology from the University of Edinburgh, Edinburgh Scotland; served his residency training in nephrology/ clinical pharmacology at

Southmead General Hospital, University of Bristol Associated Hospitals, Bristol, England; and his post-graduate internship at the Western General Hospital of the University of Edinburgh Associated Hospitals, Edinburgh, Scotland.

      Alvin L. Katz. Mr. Katz was appointed to the Board of Directors of the Company in September 1993 and is currently an independent management consultant. Since 1981, he has served as an adjunct professor (retired) of Business Management at Florida Atlantic University. In 1991, Mr. Katz was appointed Chief Executive Officer of Odessa Engineering Corp., a company engaged in the manufacturing of pollution monitoring equipment. He held this position until that company was sold in September 1992. Mr. Katz also serves on the Board of Directors of Amtech Systems Inc., which is engaged in the manufacture of capital equipment in the computer chip manufacturing business. Mr. Katz holds a B.S. in Business Administration degree from New York University and has done graduate work at C.U.N.Y. — Baruch School.

      John V. Pollock. Mr. Pollock was appointed to the Company’s Board of Directors in September 1993. Mr. Pollock is presently the Executive Vice President and a member of the Board of Directors of SequoiaBank in Bethesda, Md. From 1975 through the present, he has been a senior banking executive and CEO of other banks in the Washington, D.C. area. From 1991 to the present, Mr. Pollock has served as a director of Frank E. Basil, Inc., a worldwide provider of facilities maintenance, engineering and operations maintenance services. Mr. Pollock has also served as a consultant to the partners of Basil Properties and as President of Nastech-Basil International, Inc., a joint venture between Basil Properties and the Company, which was dissolved in 1993.

      Bruce R. Thaw. Mr. Thaw has been a Director of the Company since June 1991. Mr. Thaw is currently the President and Chief Executive Officer of Bulbtronics, Inc., a national distributor of technical and specialty light sources and related products. Mr. Thaw is a practicing attorney and was admitted to the bar of the State of New York in 1978 and the California State Bar in 1983. From 1984 to 2001 Mr. Thaw served as general counsel to the Company. Mr. Thaw is also a director of SafeNet, Inc., a publicly traded company that designs, manufactures and markets computer network security systems and products, and Amtech Systems, Inc., a publicly traded company engaged in the semi-conductor equipment industry.

      Devin N. Wenig. Mr. Wenig served as Chairman of the Board of Directors of the Company from June 1991 to March 1999 and currently serves as a Director. Mr. Wenig has served as President of Reuters Investment Banking and Brokerage Division since January 2001. Prior to this role, Mr. Wenig served as Managing Director of Marketing, Reuters Information, Executive Vice President of Marketing, Reuters America, and Senior Vice President of Business Development, Reuters America. He joined Reuters in 1993 as Corporate Counsel, Reuters America. Mr. Wenig is also a director of Instinet, Inc. and Multex, Inc. Before joining Reuters, Mr. Wenig was an attorney with the firm of Cravath, Swaine & Moore. Mr. Wenig received a B.A. degree from Union College and a J.D. degree from the Columbia University School of Law.

      Stockholders do not have the right to cumulate their votes in the election of directors. The seven (7) nominees who receive the greatest number of votes from shares present and entitled to vote at the Annual Meeting will be elected directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL

OF THE NOMINEES.

Meetings of the Board of Directors

      The Board of Directors of the Company held ten meetings during 2002. During 2002, no director attended fewer than 75% of the aggregate of the meetings of the Board of Directors and committees thereof, if any, upon which such director served during the period for which he has been a director or committee member.

Committees of the Board of Directors

      Audit Committee. The Audit Committee, which currently consists of directors Grant Denison Jr., Alvin Katz and John Pollock, held three meetings during 2002. Each member of the Audit Committee meets the definition of an “independent director” as defined in Rule 4200 of the Nasdaq Marketplace Rules. Among other functions, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the independent auditors, reviews the Company’s financial statements and reviews and evaluates the Company’s internal control functions.

      In April 2003 the Board of Directors adopted an updated written charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement.

      Compensation Committee. The Compensation Committee, which currently consists of directors Ian Ferrier, John Pollock and Devin Wenig, held two meetings during 2002. The Compensation Committee functions include reviewing and approving the compensation and benefits for the Company’s executive officers, administering the Company’s stock plans, and making recommendations to the Board of Directors regarding these matters.

      Nominating Committee. The Nominating Committee, which currently consists of directors Ian Ferrier, Steven Quay, Bruce Thaw and Devin Wenig, held two meetings in 2002. The Nominating Committee searches for and recommends to the Board of Directors potential nominees for director positions and makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors. The Nominating Committee will consider stockholder recommendations for nominees to fill director positions if such recommendations are received in writing by the Chairman of the Nominating Committee no later than 120 days prior to the first anniversary of the date that the Company’s proxy statement was mailed to stockholders in connection with the previous year’s Annual Meeting.

Compensation Committee Interlocks and Insider Participation

      The Company’s Compensation Committee is currently composed of Messrs. Ferrier, Pollock and Wenig. From 1999 until 2002, the Company provided split-dollar life insurance for Mr. Wenig in consideration for services rendered and in lieu of cash remuneration. At the end of approximately 17 years, the premiums the Company paid are to be repaid to the Company, with such repayment secured by a collateral interest in the insurance policy. For fiscal year 2002, the Company recognized $40,000 of expense related to this policy.

      No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Compensation of Directors

      Each non-employee director is paid a $2,000 annual retainer, $1,000 for each Board of Directors meeting attended, and $500 for each committee meeting attended, and is reimbursed for travel expenses incurred to attend such meetings. Upon joining the Board of Directors, each non-employee director also receives an option to purchase an amount of shares of the Company’s common stock as is determined at such time by the Board of Directors, and an additional option to purchase 10,000 shares of the Company’s common stock annually. The exercise price of each such option is equal to the market value of the Company’s common stock on the date of grant.

Contractual Arrangements

      Pursuant to Dr. Quay’s employment agreement, the Company will, in connection with each election of directors of the Company, nominate and recommend the election of Dr. Quay and a person designated by Dr. Quay who is reasonably acceptable to the Company. The Company is also obligated to use all best efforts to cause the election to the Board of Directors of Dr. Quay and Dr. Quay’s designee.

INDEPENDENT AUDITORS

      The Audit Committee has appointed KPMG LLP as the Company’s independent auditors to conduct the audit of the Company’s books and records for the year ended December 31, 2003, subject to ratification by the stockholders of the Company. KPMG LLP also served as the Company’s independent auditors for the years ended December 31, 2002 and 2001. Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

“FOR” THIS PROPOSAL.

Fees Billed by Independent Auditors

      Total fees billed to the Company by KPMG LLP for fiscal years ended December 31, 2002 and 2001 aggregated $119,525 and $106,150, respectively, and were comprised of the following:

      Audit Fees. The aggregate fees billed for professional services rendered in connection with the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and assistance with the implementation of new accounting pronouncements arising during the course of the audit or reviews were $73,000 for the year ended December 31, 2002 and $66,200 for the fiscal year ended December 31, 2001.

      Audit-Related Fees. The aggregate fees billed for Audit-Related services were $27,525 for the year ended December 31, 2002 and $16,000 for the year ended December 31, 2001. These fees related to accounting consultations on SEC filings.

      Tax Fees. The aggregate fees billed for professional services rendered in connection with tax compliance, tax planning and federal and state tax consultation were $19,000 for the year ended December 31, 2002 and $23,950 for the year ended December 31, 2001.

      All Other Fees. The aggregate fees billed for professional services not included above were $0 for the years ended December 31, 2002 and December 31, 2001.

Audit Committee’s Pre-Approval Policies and Procedures

      In April 2003, the Board of Directors, upon the recommendation of the Audit Committee, adopted an amended and restated Audit Committee Charter which requires the Audit Committee to pre-approve all auditing services and permitted non-audit services (including the fees and terms associated with such services) to be provided by the independent auditors. The Chair of the Audit Committee may pre-approve the rendering of services on behalf of the Committee, provided the matter is then presented to the full Committee at the next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

      The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee operates under a written charter that was amended and restated by the Board of Directors in April 2003 in order to assure continued compliance by the Company with SEC and NASDAQ rules enacted in response to requirements of the Sarbanes-Oxley Act. This charter is attached as Appendix A to this proxy statement.

      The Audit Committee assists the Board in monitoring the integrity of the Company’s financial statements, the independent auditors’ qualifications and independence, the performance of the independent auditors, and the compliance by the Company with legal and regulatory requirements. Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. The Audit Committee monitors and oversees these processes.

      In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2002 with management and with the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of the Company’s annual financial statements.

      The Audit Committee has also received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the issue of their independence from the Company and management. In addition, the Audit Committee has considered whether the provision of non-audit services by the independent auditors in 2002 is compatible with maintaining the auditors’ independence and has concluded that it is.

      Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002. The Audit Committee has also recommended, subject to stockholder ratification, the selection of the Company’s independent auditors.

Respectfully submitted by the Audit Committee,

Grant Denison, Jr.*
Alvin Katz
John Pollock

* Mr. Denison is not standing for re-election at the Annual Meeting.

ADDITIONAL INFORMATION RELATING TO OUR DIRECTORS AND EXECUTIVE OFFICERS

Identification of Executive Officers

      The executive officers of the Company, and certain information about them, are listed below:

Name	Age	Position	Officer Since

Dr. Steven C. Quay	52	President and Chief Executive Officer	2000
Dr. Gordon Brandt	43	Executive Vice President, Science and Clinical Development	2002
Gregory L. Weaver	47	Chief Financial Officer	2002
David E. Wormuth	57	Senior Vice President, Operations	2001

      Dr. Steven C. Quay. Dr. Quay’s biography is provided above under “Nominees.”

      Dr. Gordon Brandt. Dr. Brandt joined the Company in November of 2002. In his position of Executive Vice President of Science and Clinical Development, he oversees the drug development process from discovery and development through preclinical and clinical testing. Previously, Dr. Brandt held senior positions at Sonus Pharmaceuticals, Inc., where as Vice President, Clinical and Regulatory Affairs he was involved in managing all aspects of design and implementation of early and late stage clinical trial programs and submissions to regulatory authorities. Earlier, Dr. Brandt served as Director of Medical Affairs at Sonus. Prior to joining Sonus, he was Senior Product Marketing Manager at Siemens Ultrasound where he was responsible for U.S. and international clinical trial programs. Dr. Brandt graduated from Yale University, received an M.D. degree from the University of California, San Francisco, and completed a residency in internal medicine at Kaiser Hospital, San Francisco. Dr. Brandt is an author on numerous scientific papers and abstracts and holds one U.S. Patent.

      Gregory L. Weaver. Mr. Weaver has been employed by the Company since May 2002 as the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Weaver held the positions of Vice President, Strategic Development, and Vice President & Chief Financial Officer of Ilex Oncology, Inc., an oncology-focused biopharmaceutical company. During his tenure at Ilex Oncology, Mr. Weaver was involved in a series of strategic financings and pharmaceutical product and company acquisitions. Prior to Ilex, Mr. Weaver held several senior financial management positions, including Vice President & Chief Financial Officer of Prism Technologies, a medical device company, and Chief Financial Officer of a division of Fidelity Capital Publishing. Mr. Weaver received a Master of Business Administration degree in Finance from Boston College, and a Bachelor of Science degree in Accounting from Trinity University in San Antonio. He also served in the United States Air Force. He is a Certified Public Accountant.

      David E. Wormuth. Mr. Wormuth has been employed by the Company since March 2001 as the Company’s Senior Vice President, Operations. Prior to joining Nastech, Mr. Wormuth was President of David E. Wormuth & Associates, a consulting firm providing expert consultancy to the pharmaceutical industry in the areas of manufacturing and quality control. From 1992 until 1997, Mr. Wormuth served as Vice President of Operations for SONUS Pharmaceutical, Inc., a company engaged in the research and development of drug delivery systems and oxygen delivery products based on its emulsion and surfactant technology. Prior to joining SONUS, Mr. Wormuth spent 5 years in various operational/ manufacturing positions with Kabivitrum, a Swedish firm, specializing in emulsion technology and the development of Amino Acids for LVP applications. Prior to Kabivitrum, Mr. Wormuth spent 13 years with Abbott Laboratories in various manufacturing roles until 1987. Mr. Wormuth graduated from Newberry College, Newberry South Carolina in 1967 where he received a Bachelor of Arts degree in History and Political Science.

Executive Compensation

      The following table sets forth certain information regarding compensation paid by the Company during each of the Company’s last three fiscal years to (i) the person who served as the Company’s Chief Executive Officer during the fiscal year 2002 and (ii) the three most highly compensated executive officers of the

Company other than the Chief Executive Officer who were serving as executive officers as of December 31, 2002 and whose total salary and bonus exceeded $100,000 in fiscal year 2002.

Summary Compensation Table

Name and Principal				Options	All Other (E)
Position	Year	Salary	Bonus	(# Shares)	Compensation

Dr. Steven C. Quay	2002	$316,927	$25,000	900,000	$0
President and	2001	$300,000	$41,231	0	$113,417
Chief Executive Officer(A)	2000	$121,000	$15,000	600,000	$0
Mr. Gregory Weaver	2002	$146,087	$47,846	125,000	$100,000
Chief Financial Officer(B)
Mr. Dilip Worah	2002	$170,000	$51,000	0	$32,649
Chief Science Officer(C)	2001	$72,468	$0	80,000	$38,879
Mr. David Wormuth	2002	$192,476	$79,056	10,000	$29,608
Senior Vice President, Operations(D)	2001	$141,356	$36,600	80,000	$45,045

(A)	Dr. Steven C. Quay commenced employment with the Company in August 2000.

(B)	Mr. Weaver commenced employment with the Company in May 2002.

(C)	Mr. Worah commenced employment with the Company in July 2001 and resigned effective March 31, 2003.

(D)	Mr. Wormuth commenced employment with the Company in March 2001.

(E)	The amounts shown in this column represent temporary living expense, except that the amount relating to Mr. Weaver represents relocation expenses.

Option Grants in Fiscal Year 2002

      The following table provides the specified information concerning grants of options to purchase the Company’s common stock during fiscal year 2002 to the executive officers named in the Summary Compensation Table.

	Individual Grants in Fiscal Year 2002				Potential Realizable Value
					at Assumed Annual Rates
		% of Total Options			of Appreciation for
	Options	Granted to	Exercise or		Option Term(3)
	Granted	Employees in	Price Base	Expiration
	(Shares)(1)	Fiscal Year 2002	($/Share)(2)	Date	5%($)	10%($)

Dr. Steven C. Quay	800,000	50.4%	$12.94	05/02/12	$6,510,317	$16,498,422
	100,000	6.3%	$25.00	05/02/12	—	$856,303
Mr. Gregory Weaver	125,000	7.9%	$15.30	05/20/12	$1,202,761	$3,048,032
Mr. Dilip Worah	—	—	—	—	—	—
Mr. David Wormuth	10,000	0.6%	$13.63	05/20/07	$37,657	$83,213

(1)	One-quarter of the shares subject to Dr. Quay’s option to purchase 800,000 shares were vested on the date of grant, and one-quarter of the shares vest on each anniversary of the date of grant, so that all of the shares subject to the option are fully vested on the third anniversary of the date of grant. Dr. Quay’s option to purchase 100,000 shares vests on January 1, 2006 if and only if, on or before December 31, 2005, the Company and Dr. Quay agree upon terms for Dr. Quay’s continued service as President and Chief Executive Officer of the Company until at least December 31, 2007. One-third of the shares subject to the options granted to Mr. Weaver and Mr. Wormuth vest on each anniversary of the date of grant, so that all shares subject to the options are fully vested on the third anniversary of the date of grant. All such options are subject to the optionee’s continuous employment or association with the Company.

(2)	Options granted at market value on the date of grant, except that Dr. Quay’s option to purchase 100,000 shares was granted at greater than market value on the date of grant.

(3)	Potential realizable value represents hypothetical gains that could be achieved for the options if exercised at the end of the option terms assuming that the Company’s common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission and do not represent an estimate or projection of the future price of the Company’s common stock. Actual gains, if any, on stock option exercises will depend on the future performance of the Company’s common stock.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002

AND FISCAL YEAR-END OPTION VALUES

      The following table provides information regarding the number and value of stock options exercised during fiscal year 2002 by the executive officers named in the Summary Compensation Table. The table also provides information regarding the number and value of unexercised in-the-money options held at the end of that fiscal year. The Company did not issue stock appreciation rights in 2002.

			Number of		Value of Unexercised
			Unexercised Options		In-the-Money Options at
	Shares		at December 31, 2002		December 31, 2002(a)
	Acquired on	Value
	Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. Steven C. Quay	24,427	$86,960	521,147	899,999	$540,316	$435,981
Mr. Gregory Weaver	—	—	—	125,000	—	—
Mr. Dilip Worah	—	—	26,667	53,000	—	—
Mr. David Wormuth	5,000	$55,625	21,667	63,333	$85,043	$209,332

(a)	Market value of shares subject to in-the-money options on December 31, 2002, less option exercise price. Options are in-the-money if the market value of the shares subject to the options is greater than the option exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT

AND CHANGE IN CONTROL ARRANGEMENTS

      The employment agreement of the Company’s President, Chief Executive Officer and Chairman, Dr. Steven C. Quay, originally due to expire on August 8, 2002, was amended and restated effective May 1, 2002. Pursuant to the amended agreement, Dr. Quay will receive base compensation of $325,000 per year, with increases of 10% per year beginning on January 1, 2003. Dr. Quay will also be entitled to annual incentive compensation to be paid based on the achievement of certain performance levels in each of several performance areas agreed by the Company and Dr. Quay prior to the commencement of each year. The base incentive compensation is set at $100,000 per fiscal year, which amount may be increased by the Board of Directors or the Compensation Committee. The amended and restated agreement expires on December 31, 2005 unless it is extended by written agreement between the parties.

      In connection with the amendment to Dr. Quay’s employment agreement, Dr. Quay was granted an option to purchase 800,000 shares of the Company’s common stock at an exercise price of $12.94 per share, which equaled the market price of the Company’s Common Stock on the date of grant. The option vests as follows: (i) 200,000 shares vested on execution of the amended employment agreement, (ii) 200,000 shares vest on August 8, 2003, (iii) 200,000 shares vest on August 8, 2004, and (iv) 200,000 shares vest on August 8, 2005. In addition, Dr. Quay was granted an option to purchase an additional 100,000 shares of common stock at an exercise price of $25.00 per share that will vest on January 1, 2006 if and only if, on or before December 31, 2005, the Company and Dr. Quay agree upon terms for Dr. Quay’s continued service as President and Chief Executive Officer of the Company until at least December 31, 2007.

      The amended employment agreement also provides that the Company will, in connection with each election of directors of the Company during the term of the agreement, nominate and recommend the election of Dr. Quay and a person designated by Dr. Quay who is reasonably acceptable to the Company. The Company is also obligated to use all best efforts to cause the election to the Board of Directors of Dr. Quay and Dr. Quay’s designee.

      In the event that, prior to December 31, 2005, the Company terminates Dr. Quay’s employment without cause or Dr. Quay is constructively terminated by the Company, Dr. Quay will be entitled to receive as severance the amount of base compensation that would have been payable to Dr. Quay during the term of the amended employment agreement if the agreement had not been terminated. Upon such event, the vesting and exerciseability of the options to purchase 900,000 shares of common stock granted pursuant the amended agreement and the option to purchase 600,000 shares of common stock granted pursuant to Dr. Quay’s original employment agreement dated August 8, 2000 will be immediately and fully accelerated. For these purposes, a constructive termination means (i) a demotion or substantial diminution of responsibilities, (ii) a failure by the Company to honor its obligations under the agreement, or (iii) prior to August 8, 2005, either Dr. Quay or Dr. Quay’s designee (if any) is not elected to the Board of Directors unless, in the case of Dr. Quay’s designee only, the lost election was the result of votes against the designee by non-affiliate stockholders of the Company representing the majority of the votes cast.

      In the event that, prior to December 31, 2005, Dr. Quay’s employment is terminated due to disability or death, Dr. Quay or his estate, as applicable, is entitled to receive as severance the lesser of twelve months base compensation or the compensation that would be payable to Dr. Quay during the term of the amended employment agreement if the agreement had not been terminated.

      In the event that, during the one-year period following a change in control of the Company prior to December 31, 2005, Dr. Quay’s employment is terminated by the Company or by Dr. Quay for any reason, then, in lieu of the severance benefits described above, Dr. Quay is entitled to receive as severance an amount equal to the greater of twelve months base compensation or the base compensation payable during the remainder of the term of the agreement, an additional payment equal to the sum of the pro-rated incentive compensation for the year in which he is terminated plus the full amount of targeted incentive compensation for the following year, and an additional gross-up payment to cover any federal excise taxes that may be payable by Dr. Quay upon receipt of these severance payments. In addition, the vesting and exerciseability of the options granted to Dr. Quay under the amended agreement and the original agreement will be immediately and fully vested. Pursuant to the agreement, a change in control generally means (i) the acquisition by any person or group of 40% or more of the Company’s voting securities, (ii) the Company’s reorganization or merger, or sale of all or substantially of the Company’s assets, following which the Company’s stockholders hold 60% or less of the voting securities of the surviving or acquiring entity, as applicable, or (iii) a turnover in the majority of the Board of Directors as currently constituted, unless such turnover is approved by a majority of the incumbent directors.

      The Company and Gregory L. Weaver, the Company’s Chief Financial Officer, are parties to a Change-In-Control Severance Agreement, dated July 31, 2002, which provides for certain benefits in the event that Mr. Weaver’s employment is terminated without cause, or his employment is constructively terminated, within one year following a change in control of the Company. In such event, the Company is obligated to pay severance in an amount equal to the sum of Mr. Weaver’s annual base salary on the date of termination plus his target incentive compensation for that year under the Executive Bonus Plan. In addition, the vesting of all stock options then held by Mr. Weaver will be fully accelerated. For purposes of this agreement, a change in control generally means (i) the acquisition by any person or group of 50% or more of the Company’s voting securities, (ii) the Company’s reorganization or merger, or sale of all or substantially of the Company’s assets, following which the Company’s stockholders hold 60% or less of the voting securities of the surviving or acquiring entity, as applicable, or (iii) a turnover in the majority of the Board of Directors as currently constituted unless such turnover is approved by a majority of the incumbent directors. A constructive termination means (i) a demotion or substantial diminution of responsibilities, or (ii) a decrease in annual base salary below $235,000.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Company’s Compensation Committee (the “Committee”) is composed entirely of independent, outside directors. Its functions include establishing the general compensation policies of the Company, reviewing and approving compensation for the executive officers, and administering the Company’s Stock Option Plans. The Company’s goal for the Committee is to have the members of the Committee design compensation packages for executive officers of the Company sufficient to attract and retain persons of exceptional quality, and to provide effective incentives to motivate and reward such executives for achieving the scientific, financial and strategic goals of the Company essential to the Company’s long-term success and growth in stockholder value. The Company’s typical executive compensation package consists of three main components: (1) base salary; (2) incentive cash bonuses; and (3) stock options.

Base Compensation

      The Committee’s approach is to offer executive salaries competitive with those of other executives in the industry in which the Company operates. To that end, the Committee evaluates the competitiveness of its base salaries based upon information drawn from various sources, including published and proprietary survey data, consultants’ reports and the Company’s own experience recruiting and training executives and professionals. The Company’s base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and the performance of the individual executive.

Bonuses

      In addition to base salary, executives and managers are eligible to receive discretionary bonuses, from time to time, upon the achievement of certain scientific, financial and other business milestones. In addition, at the beginning of each year, the Committee and the CEO review each individual’s job responsibilities and goals for the upcoming year. The amount of the bonus and any performance criteria vary with the position and role of the individual within the Company.

Stock Option Grants

      The Company, from time to time, grants stock options in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of the Company’s Common Stock. Grants of stock options are designed to align the executive’s interest with that of the stockholders of the Company. In awarding option grants, the Committee will consider, among others, the amount of stock and options presently held by the executive, the executive’s past performance and contributions, and the executive’s anticipated future contributions and responsibilities.

Compensation for the Executive Management in 2002

      In 2002, executive management of the Company were awarded incentive bonuses based upon the achievement of certain milestones, including, among others, the advancement of certain products to later stages of development, the successful completion of certain business development transactions, and other significant business milestones.

COMPENSATION COMMITTEE

Ian Ferrier
John Pollock
Devin Wenig

EQUITY COMPENSATION PLAN INFORMATION

      The following chart provides aggregate information as of December 31, 2002 about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans, including the 1990 Stock Option Plan, the 2000 Nonqualified Stock Option Plan and the 2002 Stock Option Plan.

			Number of securities
			remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))

Equity compensation plans approved by security holders(1)	1,569,159	$10.66	463,767
Equity compensation plans not approved by security holders(2)	1,402,925	$9.73	205,994

Total	2,972,084	$10.22	669,761

(1)	Consists of the 1990 Stock Option Plan and the 2002 Stock Option Plan.

(2)	Consists of the 2000 Nonqualified Stock Option Plan (the “2000 Plan”), stock options issued outside of the Company’s stock option plans, and warrants to purchase common stock issued in consideration of services rendered to the Company. Under the 2000 Plan, the Company is authorized to grant non-qualified stock options to purchase a maximum of 1,000,000 shares of common stock (subject to adjustment in the event of stock splits, stock dividends, recapitalization and other capital adjustments) to the Company’s employees, officers, directors and consultants. The Board of Directors, or its Compensation Committee, serves as administrator of the plan and has discretion as to the persons to be granted options, the number of shares subject to the options and the vesting schedules of the options. The 2000 Plan also provides that options shall be exercisable during a period of no more than ten years from the date of grant, and that the option exercise price shall be at least equal to 100% of the fair market value of the common stock on the date of grant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal 2002, all the Company’s executive officers and directors, and all persons known to the Company to beneficially own more than 10% of the Company’s Common Stock, complied with all such reporting requirements, except that Ian Ferrier, a director, filed on September 12, 2002 a Form 4 relating to trading activity that occurred on September 9, 2002 and which was due on September 11, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company pays certain monthly expenses incurred by a company that is owned primarily by Dr. Steven C. Quay, a director and the Company’s President, Chief Executive Officer and Chairman, in exchange for use of the Company’s laboratory facility for certain research and development work. Under this arrangement, during the year ended December 31, 2002, the Company paid rent of approximately $26,800.

      In May 2002, the Company loaned Gregory L. Weaver, the Company’s Chief Financial Officer, $150,000 to cover expenses relating to Mr. Weaver’s relocation to the Seattle area. Mr. Weaver repaid the loan with interest accrued at the prime rate in July 2002.

      The Company paid Bruce Thaw, a director, $82,750 for legal services during the year ended December 31, 2002.

      From 1999 until 2002, the Company provided split-dollar life insurance for Devin N. Wenig, a director, in consideration for services rendered and in lieu of cash remuneration. At the end of approximately 17 years, the premiums the Company paid are to be repaid to the Company, with such repayment secured by a collateral interest in the insurance policy. For the year ended December 31, 2002, the Company recognized $40,000 of expense related to this policy.

COMPARISON OF STOCK PERFORMANCE

      The following graph compares the cumulative total return on the Company’s common stock with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index for the period beginning on January 1, 1998 and ending on December 31, 2002. The graph assumes an investment of $100 on January 1, 1998 in the Company’s common stock and in each of the indices, and the reinvestment of all dividends, if any. The stockholder return shown on the graph below is not necessarily indicative of future performance, and the Company will not make or endorse any predictions as to future stockholder returns.

Comparison of 5-Year Cumulative Total Return among

Nastech Pharmaceutical Company Inc. Common Stock, the Nasdaq
Composite Index and the Nasdaq Pharmaceutical Index

OTHER MATTERS

      The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting of Stockholders. If any other matters are properly brought before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

      Stockholders are entitled to present proposals for inclusion in the proxy materials prepared in connection with the 2004 Annual Meeting of Stockholders if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals must be submitted to the Secretary of the Company at the address set forth on the first page of this Proxy Statement on or before January 9, 2004 in order to be considered for inclusion in next year’s proxy materials.

      In accordance with the Company’s bylaws, stockholders of record who desire to submit proposals at the 2004 Annual Meeting that are not eligible for inclusion in the Company’s proxy materials may do so with the unanimous consent of all stockholders entitled to vote at the meeting. A copy of the bylaws will be sent to any stockholder upon written request to the Secretary of the Company.

By Order of the Board of Directors,

GREGORY L. WEAVER
Secretary

May 9, 2003

Bothell, Washington

APPENDIX A

NASTECH PHARMACEUTICAL COMPANY INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

(AS OF APRIL 23, 2003)

Purpose

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

      The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “Commission”) to be included in the Company’s annual proxy statement.

Committee Membership

      The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of The NASDAQ Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission, in each case, subject to any applicable transition rules, as in effect from time to time. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of a member to effectively serve on the Audit Committee. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee. Audit Committee members may be replaced by the Board.

Meetings

      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibility

      The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

      The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Appendix A — Page 1

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

      The Audit Committee, to the extent it deems necessary or appropriate, shall:

          Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis of financial condition and results of operations, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4. Review and discuss quarterly with the independent auditors:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Appendix A — Page 2

          Oversight of the Company’s Relationship with the Independent Auditor

10. Review and evaluate the lead partner of the independent auditor team.

11. Review with the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12. As and to the extent, if any, required by law, ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit, the audit partner responsible for reviewing the audit and other members of the audit engagement team. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13. Set policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company, which policies shall reflect any limitations required by law.

14. Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

15. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

          Compliance Oversight Responsibilities

16. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

17. Obtain report from management and review with the independent auditor anything that came to their attention regarding the Company and its subsidiary/ foreign affiliated entities conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions and consider any potential conflicts of interest involving the Company’s chief executive or any member of the Board. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Business Conduct and Ethics.

18. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies, and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

20. Discuss with the Company’s General Counsel or, as appropriate, outside counsel, legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Appendix A — Page 3

Limitation of Audit Committee’s Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Appendix A — Page 4

ANNUAL MEETING OF STOCKHOLDERS OF

NASTECH PHARMACEUTICAL COMPANY INC.

June 11, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

- Please detach and mail in the envelope provided. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR ELECTION
AS DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1.     The Election of Directors:

NOMINEES
[ ]	FOR ALL NOMINEES	O	Dr. Steven C. Quay
		O	J. Carter Beese, Jr.
[ ]	WITHHOLD AUTHORITY	O	Dr. Ian Ferrier
	FOR ALL NOMINEES	O	Alvin Katz
		O	John V. Pollock
[ ]	FOR ALL EXCEPT	O	Bruce R. Thaw
	(See instructions below)	O	Devin N. Wenig

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	[ ]

		FOR	AGAINST	ABSTAIN
2.	Ratify the appointment of KPMG LLP as auditors.	[ ]	[ ]	[ ]

3.	In accordance with their best judgment with respect to any other business that may properly come before the meeting.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement.

PLEASE DATE THIS PROXY, SIGN IT AND RETURN THE PROXY IN THE ENVELOPE PROVIDED.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

NASTECH PHARMACEUTICAL COMPANY INC.
3450 Monte Villa Parkway
Bothell, WA 98021

PROXY CARD, SOLICITED BY MANAGEMENT OF THE COMPANY

     The undersigned hereby constitutes and appoints Dr. Steven C. Quay and Gregory L. Weaver, or either of them, each with full power of substitution, as the true and lawful attorneys and proxies for the undersigned to vote at the Annual Meeting of Stockholders of Nastech Pharmaceutical Company Inc. to be held at The New York Helmsley Hotel, 212 East 42nd Street, New York, New York 10017 on June 11, 2003 at 10:00 A.M. or at any adjournment thereof, Notice of which meeting together with a Proxy Statement has been received.

Said proxies are directed to vote the shares the undersigned would be entitled to vote if personally present upon the following matters, all more fully described in the proxy statement.

The shares represented by this Proxy will be voted and in the event instructions are given in the space provided, they will be voted in accordance therewith; if instructions are not given, they will be voted as recommended by the Directors with regard to the proposals.

(To Be Signed on Reverse Side.)